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                                                                    EXHIBIT 23.3


              [Letterhead of Netherland, Sewell & Associates, Inc.]

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the reference in this Form 10-K of Apache Corporation to our Firm's name and our Firm's review of the proved oil and gas reserve quantities as of January 1, 1997 for certain of Apache Corporation's interests located in The Arab Republic of Egypt, and to the incorporation by reference of our Firm's name and review into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-53129, 333-39973, 333-44731 and 333-57785), on Form S-4 (No. 33-61669), and
on Form S-8 (Nos. 33-31407, 33-37402, 33-53442, 33-59721, 33-59723, 33-63817,
333-04059, 333-25201, 333-26255, 333-32557, 333-36131 and 333-53961).



                                           NETHERLAND, SEWELL & ASSOCIATES, INC.

                                           By: /s/ Clarence M. Netherland
                                               Clarence M. Netherland
                                               Chairman

Houston, Texas
March 15, 1999